                                                                      Exhibit 21



                              THE DIAL CORPORATION
                            SIGNIFICANT SUBSIDIARIES

                                                                                        STATE OR JURISDICTION OF
                   SIGNIFICANT SUBSIDIARY                                                    INCORPORATION
Dial Brands Holding, Inc.                                                                      Arizona
Dial International, Inc.                                                                       Arizona
The Dial Corporation Argentina, S.A.                                                           Argentina